                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                                                October 16, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                 Re:   EMPIRE RESORTS, INC.
                       ----------------------

Ladies and Gentlemen:

       We have  acted  as  counsel  to  Empire  Resorts,  Inc.  (formerly  Alpha
Hospitality Corporation),  a Delaware corporation (the "Company"), in connection with the filing of its  registration  statement  on Form S-3 (the  "Registration
Statement")  relating to 772,993 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), as more particularly  described in the
Registration Statement.

       We advise you that we have  examined  originals  or copies  certified  or otherwise  identified to our  satisfaction of the  Registration  Statement,  the
Prospectus  forming  a part  thereof  (the  "Prospectus"),  the  Certificate  of
Incorporation,  By-laws and corporate proceedings of the Company, and such other documents,  instruments and certificates of officers and  representatives of the
Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

       On the basis of the foregoing, we are of the opinion that the Shares have been duly and validly issued and are fully paid and non-assessable.

       We  express no opinion as to any laws other than the laws of the State of
New York, the General  Corporation  Law of the State of Delaware and the federal laws of the United States of America.

October 16, 2003

       We hereby  consent  to the  filing of this  opinion  as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal Matters" in the Prospectus.

                          Very truly yours,

                          /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                          ------------------------------------------------------
                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP